Exhibit 10.4

                                  PTC BANCORP
                                  -----------
                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


     THIS AGREEMENT is made and entered into as of the 6th day of July, 1993 (the "Option Grant Date"), by and between PTC BANCORP, an Indiana corporation (the "Company"), and XXXXXXXXXXX ("Employee").


RECITALS:

     A. Employee is an executive employee of the Company, and is in a position to contribute significantly to the Company's long term growth and strategic goals.

     B. As an added incentive to advance the interests of the Company, the Company, by its Board of Directors (the "Board"), desires to grant to Employee an Incentive Stock Option to purchase Common Shares of the Company in accordance with the Incentive Stock Option Plan originally adopted by the Board on July 6, 1993 (the "Plan") and attached hereto as Exhibit "A" and incorporated herein by reference. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.


AGREEMENT:

     In consideration of these recitals, the parties hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to Employee the right, privilege and option to purchase YYYYYYYYYYYY (yyyyyy) Common Shares of the Company (the "Option Shares") at the purchase price of ZZZZZZ Dollars ($zzzzz) per share (the "Option"), in the manner and subject to the terms and conditions provided in this Agreement and the Plan. The parties acknowledge that the Option is intended to qualify as an incentive stock option within the meaning of
Section 422A of the Code.

     2. VESTING OF OPTION. The right of the Employee to exercise an Option shall vest and become effective only to the extent set forth below and after the Employee has been continuously employed by the Company or a Parent or Subsidiary of the Company for the time periods specified below:

           Aggregate
          Percentage                  Length of Continuous
            Vested             Employment After Option Grant Date
          ----------           ----------------------------------

              25%              After 12 months from
                                 Option Grant Date
              50%              After 24 months from
                                 Option Grant Date
              75%              After 36 months from
                                 Option Grant Date
             100%              After 48 months from
                                 Option Grant Date


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For these purposes, the Employee shall be deemed to have been "continuously employed" so long as the Employee receives compensation from the Company or a Parent or Subsidiary of the Company at customary and regular intervals, without any interruptions, in accordance with the established payroll policies.

     3. TIME AND EXERCISE OF OPTIONS. Subject to the terms of the Plan, at such time as the Option becomes exercisable pursuant to Section 2, the Option may be exercised in whole or in part, from time to time, prior to July 6, 2002; subject, however, to earlier expiration as provided in the Plan. Upon expiration of the Option this Agreement shall terminate.

     4. METHOD OF EXERCISE. The Option shall be exercised by written notice directed to the Company in substantially the form attached hereto as Exhibit "B", accompanied by a check or other consideration acceptable to the Board in full payment of the Option Price for the specified number of shares purchased. The Company shall make prompt delivery of the certificate or certificates for such shares, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Neither Employee nor any person claiming under or through Employee shall have any rights as a shareholder of the Company with respect to any of the Option Shares until full payment of the Option Price and delivery to Employee of certificates for such shares as provided herein.

     5. NON-TRANSFERABILITY OF OPTION. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Employee only by Employee.

     6. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require Employee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     7. RIGHT TO TERMINATE EMPLOYMENT. Nothing contained in this Agreement shall restrict the right of the Company to terminate the employment of Employee at any time.

     8. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

     10. OPTION SUBJECT TO THE PLAN. This Agreement incorporates the provisions of the Plan by reference, and all rights and privileges contained in this Agreement,

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

are subject to all of the terms, conditions and limitations imposed or required to be imposed thereon under the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall supersede the provisions of this Agreement and shall in all respect be deemed to be controlling.

     11. ACKNOWLEDGMENT. The Employee hereby (a) acknowledges receipt of a copy of the Plan, (b) represents that he or she is familiar with the terms, conditions and limitations of the Plan, and (c) accepts the Option subject to all the terms, conditions and limitations of the Plan. The Employee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any determinations or questions arising under the Plan or this Agreement.

     12. PRIOR AGREEMENTS SUPERSEDED. This Agreement expresses the entire understanding of the parties with respect to the Option and the Employee's right to purchase stock of the Company, and supersedes all prior oral and written communications between the parties with respect thereto, which prior oral and written communications shall have no further force or effect.

     IN WITNESS WHEREOF, the parties hereby have caused this Incentive Stock Option Agreement to be executed as of the day and year first above written.

                                       PTC BANCORP



________________                       By: ____________________
    Witness                            Printed: _______________
                                       Title: _________________

                                                "COMPANY"

________________                       ___________________________
    Witness                                    XXXXXXXXXXX

                                             "EMPLOYEE"


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